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                                                                EXHIBIT 10.35

                             LOAN COMMITMENT LETTER

August 21, 1996

William Hurd, President and COO
Caraco Pharmaceutical Laboratories Ltd.
1350 Elijah McCoy Drive
Detroit, Michigan 48202


Dear Bill:

Each of the undersigned, David A. Hagelstein, Jay F. Joliat, and John Morris (each a "Lender", and collectively the "Lenders"), hereby commits to Caraco Pharmaceutical Laboratories Ltd., a Michigan corporation (the "Borrower") to lend the amount of one hundred thousand dollars ($100,000), in accordance with the terms and conditions of this Loan Commitment Letter (the "Commitment"). This Commitment is subject to the satisfaction of all the conditions set forth herein.

(1) Commitment Amount. Each Lender will loan the amount of one hundred thousand dollars ($100,000), such that all three Lenders in aggregate will loan the amount of three hundred thousand dollars ($300,000) to Borrower on the Closing Date (the "Loan").

(2) Closing Date. Subject to the satisfaction of the terms and conditions of this Commitment, the Loan will be funded on August 31, 1996, or such other date as is satisfactory to the Lenders (the "Closing Date").

(3) Promissory Notes. On the Closing Date, the Borrower will execute three promissory notes (the "Notes"), each in the principal amount of $100,000, each payable to one Lender. The form and substance of each Note must be satisfactory to the Lenders. Interest will accrue under each Note at the per annum rate of fourteen percent (14%) so long as there shall be no event of default, and at the per annum rate of eighteen percent (18%) so long as there shall be an event of default. Interest will be payable monthly, commencing on the one month anniversary of the Closing Date. The entire principal balance, together will all interest and other charges due and payable under the Note, will be due and payable upon the first to occur of the one year anniversary of the Closing Date or demand by the Lenders.

(4) Prepayment. Borrower shall be permitted to prepay the Note at any time, without penalty, provided all prepayments will be applied first to the payment of any fees or charges due under the Note, if any, second to the payment of all outstanding interest, and third to the payment of all outstanding principal in the inverse order of maturity.

(5) Security Agreement. On the Closing Date, in order to secure the full, prompt and faithful performance by the Borrower of its obligations under the Note, the Borrower will execute and deliver one or more loan and security agreements (the "Security Agreements"), in form and substance satisfactory to the Lenders, pursuant to which the Borrower will grant to the Lenders a first, prior and senior, and continuing security interest in and to all

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        "Collateral". The term "Collateral" refers collectively to all of the
        Borrower's tangible and intangible personal property, whether now owned or hereafter acquired, or in which Borrower now has or may hereafter acquire an interest, including without limitation all of the following items of property:

        (a) all of Borrower's accounts, accounts receivable, notes receivable, and other rights of Borrower in and to payments due for goods sold or services rendered, whether owned, existing, or arising as of or subsequent to the Closing Date;

        (b) all of Borrower's inventory (whether raw materials, work in process, or finished goods), supplies, parts, and goods, whether owned, existing, or arising as of or subsequent to the Closing Date;

        (c) all of Borrower's furniture, fixtures, machinery, equipment, tools, leasehold improvements, vehicles, together with all other tangible personal property, whether owned, existing, or arising as of subsequent to the Closing Date:

        (d) all contract rights, chattel paper, leases and other general intangibles, including without limitation all rights to any refund or any taxes assessed against or paid by Borrower, insurance premium refunds, unearned premiums, insurance proceeds, choses in action, goodwill, going concern value, trademarks, copyrights, service marks, tradenames, and patents, technology and knowhow, whether owned, existing, or arising as of or subsequent to the Closing Date, including without limitation all new drug applications to, and approvals of such applications from, the Federal Drug Administration;

        (e) all securities held by or issued to Borrower, including without limitation all shares of stock, warrants, options, and debentures, whether owned, existing, or arising as of or subsequent to the Closing Date;

        (f) all instruments, documents of title, policies and certificates of insurance, bank deposits, deposit accounts, checking accounts and cash, whether owned, existing, or arising as of or subsequent to the Closing Date;

        (g) any and all proceeds (of sale, insurance, or otherwise), replacements, substitutions, additions, improvements, products, and accessions to, for or of the foregoing; and

        (h)  all books, records and documents relating to all of the foregoing.

        The Lenders' rights in the Collateral will be perfected by the filing of Uniform Commercial Code Financing Statements (Forms UCC-1 and UCC-1A) in the State of Michigan and Wayne County, Michigan, and the Borrower shall also execute and deliver such other instruments and do such other things as is necessary from time to time to grant to Lenders a first, prior and senior security interest in and to the Collateral.

(6) Inter-Creditor Agreement. The Lenders agree to enter into an "Inter-Creditor Agreement", in form and substance satisfactory to the Lenders, which will provide, among


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        other things, for the relative rights and remedies of the Lenders with respect to the Loan and Collateral.

(7) Fees. In consideration of the Lenders' commitment to make the Loan pursuant to this Commitment, Borrower will pay all attorneys' fees, financing statement filing fees, and other costs, fees and expenses incurred by Borrower pursuant to the making, maintenance, collection, and enforcement of the Loan, including without limitation document preparation costs for this Commitment, the Notes, the Security Agreements, and the Inter-Creditor Agreement (collectively, the "Loan Documents") not to exceed $3,000.

(8) Indemnification. In further consideration of the Lenders' commitment to make the Loan pursuant to this Commitment, Borrower agrees to indemnify, defend and hold harmless the Lenders from and against all damages, liabilities, losses, costs, and expenses, including without limitation attorneys' fees, arising out of or relating to any claims brought by reason of the extension of the Loan or the transactions contemplated hereby, except to the extent of a Lender's willful misconduct.

(9) Conditions to Closing. The satisfaction of the following conditions shall be conditions precedent to the making of the Loan:

        (a) On or before the Closing Date, the Borrower's board of directors shall have been reduced from 11 to 7 members, such that 4 members shall have resigned, provided, the Lender, in its discretion, shall be satisfied as to the composition of the board of directors as of the Closing Date.

        (b) On or before the Closing Date, the Lenders shall have reviewed and approved, within their discretion, the budget and all expenditures of the Borrower for the balance of the current fiscal year.

        (c) On or before the Closing Date, the Lenders shall have reviewed and approved, within their discretion, the continuing employment status and wage rates of all employees, and all employment policies and contracts.

        (d) the Lenders shall be satisfied, in their sole determination, that there shall not have occurred any material adverse change in the Borrower's business, operations, property, condition or prospects, whether financial or otherwise.

(10) Affirmative and Negative Covenants. So long as Borrower shall be indebted to the Lenders under the Notes, Lender agrees as follows:

        (a) No dividends or distributions, whether in cash, stock or other property, shall be declared or paid to any shareholder.

        (b) The Borrower shall not enter into, or agree or make any agreement to enter into, any transaction outside of the ordinary course of business.


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        (c)     All budgets and expenditures shall be approved in advance by the
                Lenders, within their discretion.

        (d) The continuing employment status and wage rates of all employees, and all employment policies and contracts, shall be approved in advance by the Lenders, within their discretion.

(11) Events of Default. The occurrence of any one or more of the following events, among such other occurrences as may be provided for in the Notes, will be an event of default under each Note:

        (a) The failure of Borrower to make any payment, as and when due, of principal, interest or any other charge due and payable under the Notes and/or under any other evidences of indebtedness of the Borrower to any person;

        (b) The death or termination of employment with the Borrower, without regard to the reason or lack of reason therefor, of William Hurd;

        (c) Either Borrower shall voluntarily apply for the appointment of a custodian, trustee or receiver to take custody or dispose of any substantial portion of assets; or a court of competent jurisdiction shall appoint a custodian, trustee or receiver to take custody or dispose of any substantial portion of the assets of the Borrower pursuant to any involuntary proceeding, and either (i) Borrower shall indicate approval of, consent to, or acquiescence to such appointment, or (ii) such custodian, trustee, or receiver shall not be discharged within thirty (30) days; or Borrower shall voluntarily seek protection from creditors under any applicable state or federal bankruptcy, liquidation or dissolution, insolvency, or debt reorganization laws; or any of Borrower's creditors shall institute any proceeding against Borrower under any applicable state or federal bankruptcy, liquidation or dissolution, insolvency, or debt reorganization laws, and the same shall not be dismissed or discharged within thirty (30) days;

        (d) The temporary or permanent liquidation, dissolution, or other discontinuance of the Borrower's corporate existence; the merger or consolidation of Borrower; the sale or transfer of all or substantially all of Borrower's assets; and/or the sale or transfer of not less than 50% of the outstanding shares of capital stock of the Borrower;

        (e) There shall be more than seven persons on the Borrower's board of directors, and/or any one or more of the Lenders shall not be a member of the Borrower's board of directors; and/or

        (f) The occurrence of any breach or violation by Borrower under any of the Loan Documents.

(12)    Expiration.  This Commitment shall expire at 5:00 pm (Eastern Standard
        Time) on August 22, 1996, unless by that time and date, the Lenders shall have received a signed copy of this Commitment.


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(13)  General Provisions.  This Commitment shall be governed by, construed, interpreted, and enforced in accordance with the internal laws of the State of Michigan. This Commitment may not be modified orally or by contrary course of conduct, and no modification shall be effective unless in writing and signed by the Lenders. This Commitment inures solely to the benefit of the Borrower and may not be assigned or transferred by Borrower. This Commitment may be negotiated and transferred by the Lenders. BORROWER CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF MICHIGAN FOR ANY DISPUTES ARISING UNDER THIS COMMITMENT. BORROWER EXPRESSLY WAIVES ALL OBJECTIONS IT NOW HAS OR MAY HAVE TO VENUE, WHETHER BASED ON INCONVENIENCE OR ANY OTHER REASON. TO THE EXTENT THAT BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS, HOWSOEVER OCCURRING, WITH RESPECT TO BORROWER OR ITS PROPERTIES, BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY. BORROWER HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR SUIT BROUGHT UNDER OR PURSUANT TO THIS COMMITMENT.


       Very truly yours,


       DAVID A. HAGELSTEIN
       --------------------------------
       David A. Hagelstein


       JAY F. JOLIAT
       --------------------------------
       Jay F. Joliat


       JOHN MORRIS
       --------------------------------
       John Morris


       The foregoing is hereby agreed and accepted:

       Caraco Pharmaceutical Laboratories, Inc.


       By        WILLIAM R. HURD
          ------------------------------
              William Hurd, President

       Date:  9/6/96


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